UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other Jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company   [   ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2018, Orgenesis Inc., (“Orgenesis”), and Masthercell Global Inc., a Delaware company and a newly formed subsidiary of Orgenesis that holds its business relating to the third party contract manufacturing for cell therapy companies (CDMO) (“Masthercell Global”), Great Point Partners, LLC, a manager of private equity funds focused on growing small to medium sized heath care companies (“Great Point”), and certain of Great Point’s affiliates, have entered into a series of definitive strategic agreements intended to finance, strengthen and expand Orgenesis’ CDMO business. As further discussed below, Orgenesis has consolidated its global CDMO business network, which includes Orgenesis’ flagship Belgian based CDMO subsidiary, MaSTherCell S.A. (“Masthercell Belgium”) and Orgenesis’ CDMO activities in Korea and in Israel, under its newly formed subsidiary, Masthercell Global. Great Point has significant experience investing in and growing companies in the pharmaceutical services industry with a view to maximizing shareholder value. The series of agreements among Orgenesis, Masthercell Global, Great Point and certain affiliates of Great Point, which are summarized below, are strategically designed to utilize Great Point’s experience in the operation, financing and expansion of Orgenesis’ CDMO business.

Masthercell Global and Great Point have entered into an Advisory Services Agreement (the “Advisory Agreement”), pursuant to which Great Point will be providing assistance and advice to the Masthercell Global board concerning operations, planning and financing of Masthercell Global’s operations. Under the Advisory Agreement, Great Point will provide support to Orgenesis in managing and operating Masthercell Global’s CDMO business through Masthercell Global.

Stock Purchase Agreement

Orgenesis, Masthercell Global and GPP-II Masthercell, LLC, a Delaware limited liability company (“GPP-II”) and an affiliate of Great Point have entered into Stock Purchase agreement (the “SPA”) pursuant to which GPP-II purchased 378,000 shares of newly designated Series A Preferred Stock of Masthercell Global (the “Masthercell Global Preferred Stock”), representing 37.8% of the issued and outstanding share capital of Masthercell Global, for cash consideration to be paid into Masthercell Global of up to $25 million, subject to certain adjustments (the “Consideration”). Orgenesis holds 622,000 shares of Masthercell Global’s Common Stock, representing 62.2% of the issued and outstanding equity share capital of Masthercell Global. An initial cash payment of $11.8 million of the Consideration was remitted at closing, with a follow up payment of $6,600,000 to be made in each of years 2018 and 2019 (the “Future Payments”), or an aggregate of $13.2 million, if (a) Masthercell Global achieves specified EBITDA and revenues targets during each of these years, and (b) the Orgenesis’ shareholders approve the Stockholders’ Agreement Terms (as defined below under “Principal Terms of the Stockholders’ Agreement”) on or before December 31, 2019 (such Orgenesis stockholder approval hereafter being the “Orgenesis Stockholder Approval”). For the sake of clarity, none of the future Consideration amounts, if any, will result in an increase in GPP-II’s equity holdings in Masthercell Global beyond the 378,000 shares of Series A Preferred Stock issued to GPP-II at closing. The proceeds of the investment will be used to fund the activities of Masthercell Global and its consolidated subsidiaries. The rights and privileges of the Masthercell Global Preferred Stock are discussed below under the “Principal Terms of the Masthercell Global Preferred Stock”.

Notwithstanding the foregoing, GPP-II may, in its sole discretion, elect to pay all or a portion of the future Consideration amounts even if the financial targets described above have not been achieved and the Orgenesis Stockholder Approval has not been obtained.

The SPA contains customary representations and warranties that the parties have made to each other. The recourse for any damages with respect to any breach or inaccuracy of the representations and warranties or undertaking made by Masthercell Global and Orgenesis in the SPA or any other related transaction document, subject to certain limited exceptions, will be an indemnity provided by Orgenesis that will not be triggered until GPP-II indemnitees have suffered damages in the aggregate amount of $350,000 and thereafter the indemnity will be limited to a maximum amount of $2.5 million. For purposes of clarification, no indemnity is due to GPP-II for failure to meet the requirements for the Future Payments or for any matters that are disclosed to GPP-II in the disclosure schedules accompanying the SPA.

The SPA also contains covenants customary for agreements of this nature, including, without limitation, covenants concerning (a) non-competition and non-interference with clients, suppliers, licensees, and other business relations of Masthercell Global for four years following the closing, and (b) non-solicitation of employees for four years following the closing, all solely within and relating to the CDMO business. The SPA also contains indemnities customary for agreements of this nature, subject to certain limited exceptions.

Stockholders Agreement

In connection with the entry into the SPA, each of Orgenesis, Masthercell Global and GPP-II entered into the Masthercell Global Inc. Stockholders’ Agreement (the “Masthercell Global Stockholders Agreement”) providing for certain restrictions on the disposition of Masthercell Global securities, the provisions of certain options and rights with respect to the management and operations of Masthercell Global, a right to exchange the Masthercell Global Preferred Stock for shares of Orgenesis common stock and certain other rights and obligations. In addition, GPP-II has been granted certain protective rights in Masthercell Global, which are generally summarized below.

Principal Terms of the Masthercell Global Stockholders Agreement

The principal terms of the Masthercell Global Stockholders’ Agreement include the following:

1.      Board Composition. The initial board of directors of Masthercell Global will be comprised of seven (7) directors, four (4) of which will be appointed by Orgenesis, of which one must be an industry expert, and three (3) by GPP-II. The initial directors elected to the Masthercell Global Board (as defined below) shall be as follows: (i) Noah Rhodes, Jeffrey R. Jay, and Stephen Weaver as the three (3) GPP designees; (ii) Vered Caplan, Mark Cohen, and Rosemary Mazanet as three (3) Orgenesis designees and (iii) Darren Head as the fourth (4th) Orgenesis designee and industry expert, appointed by Orgenesis. All directors have been appointed for a two year term.

So long as GPP-II continues to hold in the aggregate at least 75% of the 378,000 shares of Masthercell Global Preferred Stock, GPP-II will be entitled to designate three (3) of the seven (7) members of the Masthercell Global Board of Directors (the “Masthercell Global Board”). So long as Orgenesis continues to hold in the aggregate at least 75% of the 622,000 shares of Masthercell Global Common Stock owned by Orgenesis at closing, Orgenesis will be entitled to designate four (4) members of the Masthercell Global Board, one of which shall be an industry expert. If the share capital holdings of each of Orgenesis and GPP fall below 50% of their initial holdings in Masthercell Global as specified above, each will be entitled to elect one less director.

If either (a) the industry expert director is removed or replaced without GPP-II’s consent or (b) there is a Material Underperformance Event and two years has elapsed since the Closing, then GPP-II shall be entitled to appoint a majority of the Masthercell Global Board (“GPP Board Control”). A Material Underperformance Event is defined as follows: (i) if at any time during the initial two year period following the closing Masthercell Global does not generate positive EBITDA for any 12 month period, as determined on a quarterly basis every six months as measured as of the end of the second and fourth quarters of each year, or (ii) if at any time after the initial two year period Masthercell Global generates EBITDA of less than $1,000,000 during any 12 month period or (iii) if a PCE (as defined below in paragraph number 5) has occurred and has not been cured.

2.      Restrictions on Transfers. Except for limited circumstances, (i) GPP-II may transfer its shares of Preferred Stock to a third party provided that during the first two years following closing its right to transfer is, subject to Orgenesis’ right of first refusal and (ii) Orgenesis may transfer share capital of Masthercell Global only with the approval of the Masthercell Global Board, with at least one of the GPP-II designated Masthercell Global Board director approving the transfer, and subject to a right of first refusal initially to the benefit of Masthercell Global and thereafter to GPP-II and any other stockholder who may become a party to the Stockholders Agreement. Any such transfer by either of GPP-II or Orgenesis is subject to the other party’s right to participate, on a pro-rata basis, in such transfer (the “Tag Along Right”).

3.      GPP-II’s Drag Along Right. At any time after the earlier to occur of (i) the second anniversary of the closing and (ii) the occurrence of a Material Underperformance Event, if GPP-II or the Masthercell Global Board approves a sale of Masthercell Global, then, subject to notice, GPP-II or Masthercell Global can require Orgenesis and all other stockholders to sell its shares (the “Drag Along rights”) to the purchaser. Notwithstanding the foregoing, Orgenesis is entitled to advise Masthercell Global and/or GPP-II, as the case may be, of Orgenesis’ election to be a potential acquiror of Masthercell Global. Notwithstanding the foregoing, GPP-II’s exercise of its Drag Along Rights is subject to the condition that if the technology and know-how transfer from Masthercell Global to Orgenesis in order to maintain orderly manufacture and production of Orgenesis’ therapeutic products (following the exercise of the Drag Along Rights) has not been effectuated as provided for in the Tech Transfer Agreement referred to below, then GPP undertakes to provide that the purchaser in such sale be bound by and comply with the terms of such Tech Transfer Agreement, thereby assuring Orgenesis’ right to uninterrupted manufacture and production of its therapeutic products. Notwithstanding the foregoing, if GPP falls below 50% of its initial holdings in Masthercell Global as specified above, then it is no longer entitled to exercise the Drag Along Right.

4.      GPP-II’s Minority Approval Rights. Neither Masthercell Global nor any of the Masthercell Global Subsidiaries may take certain specified actions without GPP-II’s written consent (“GPP Approval Rights”), which actions include liquidating or otherwise dissolving the Masthercell Global business, modify any organizational document, approve any operating budget for Masthercell Global after the initial two year period, declare any dividends, amend or modify the terms of the Masthercell Global Preferred Stock, borrow money, initiate or complete the sale of Masthercell Global or any equity ownership in any Masthercell Subsidiary nor the sale, lease or exchange of a material part of their respective assets.

Notwithstanding the foregoing, in the event that the Masthercell Global Board has elected to declare bankruptcy or appoint a receiver, then Orgenesis is entitled to fund Masthercell Global’s operations without regard to any restrictions contained in this provision.

5.      Spinoff. At any time following the earlier to occur of (i) PCE (as defined below) and (ii) the second anniversary of the closing, GPP-II is entitled to effectuate a spinoff of Masthercell Global and the Masthercell Global Subsidiaries (the “Spinoff”). The Spinoff is required to reflect a market value determined by one of the top ten independent accounting firms in the U.S. selected by GPP, provided that if no PCE has occurred, such market valuation shall reflect a valuation of Masthercell Global and the Masthercell Global Subsidiaries of at least $50 million.

A “PCE” is defined to mean (i) the introduction or existence of an activist stockholder of Orgenesis, (ii) the resignation, termination or replacement at any time within the five year period following closing of Orgenesis’ current Chief Executive Officer and the current Chairman of Orgenesis’ board of directors, or (iii) any change of control in Orgenesis which is defined to include, among other things, the removal or replacement of any four (4) of the current directors of the Orgenesis Board of Directors, or (iv) the removal or replacement of the industry expert director or the appointment of a new industry expert director without GPP-II’s prior written consent. A PCE includes any bankruptcy, liquidation event or the appointment of a receiver for Orgenesis.

6.      GPP-II’s Put/Call Option. Upon the occurrence of a PCE, GPP-II is entitled, at its option, to put to Orgenesis (or, at Orgenesis’ discretion, to Masthercell Global if Masthercell Global shall then have the funds available to consummate the transaction) its shares in Masthercell Global or, alternatively, purchase from Orgenesis its share capital in Masthercell Global (such purchase right, being the “GPP-II Call Option”). Additionally, if the Orgenesis Stockholder Approval is not obtained by December 31, 2019, GPP-II shall also have such put right.

The purchase price for share capital of GPP-II or Orgenesis in Masthercell Global under either the put right or the GPP-II Call Option shall be equal to the fair market value of such equity holdings as determined by one of the top ten independent accounting firms in the U.S. selected by GPP-II.

7.      GPP-II’s Exchange Right. GPP-II is entitled, at any time, to convert its share capital in Masthercell Global for Orgenesis common stock par value $0.0001 per share (the “Orgenesis Common Stock”; such exchange option being the “GPP Stock Exchange Option”). For the sake of clarity, GPP-II shall only have the right to exchange their shares of Series A Preferred Stock which is being issued for their investment of up to $25 million into Masthercell Global into shares of Orgenesis Common Stock based on the Exchange Price as set forth below. The amount of Orgenesis Common Stock to be received by GPP-II upon exercise of the GPP-II Stock Exchange Option shall be equal to the lesser of (a)(i) the fair market value of GPP-II’s shares of Masthercell Global Preferred Stock to be exchanged, as determined by one of the top ten independent accounting firms in the U.S. selected by GPP-II and Orgenesis, divided by (ii) the average closing price per share of Orgenesis Common Stock during the thirty (30) day period ending on the date that GPP-II provides the exchange notice (the “Exchange Price”) and (b)(i) the fair market value of GPP-II’s shares of Masthercell Global Preferred Stock to be exchanged assuming a value of Masthercell Global equal to three and a half (3.5) times the revenue of Masthercell Global during the last twelve (12) complete calendar months immediately prior to the exchange divided by (ii) the Exchange Price; provided, that in no event will (A) the Exchange Price be less than a price per share that would result in Orgenesis having an enterprise value of less than $250,000,000 and (B) the maximum number of shares of Orgenesis Common Stock to be issued shall not exceed 2,704,247 shares of outstanding Orgenesis Common Stock (representing approximately 19.99% of currently outstanding Orgenesis Common Stock), unless Orgenesis obtains shareholder approval for the issuance of such greater amount of shares of Orgenesis Common Stock in accordance with the rules and regulations of the Nasdaq Stock Market.

8.      Registration Rights. GPP-II has been provided with demand and piggyback registration rights to register the shares of Masthercell Global Common Stock, subject to customary provisions. The Company will agree to indemnify the Purchasers in connection any claims related to their sale of securities under a registration statement, subject to certain exceptions.

Under the terms of the SPA, the Orgenesis stockholders are required to approve the provisions in the Masthercell Global Stockholders Agreement relating to the (i) Tag Along Right and Drag Along Right, (ii) Orgenesis’ Right of First Refusal, (iii) GPP-II’s Minority Approval Rights, (iv) GPP-II’s Put and Call Option, (v) Spinoff, (vi) GPP-II’s Stock Exchange Option, (vii) the granting of an irrevocable proxy in favor of GPP-II in certain limited situations and (viii) the Registration Rights with respect to the shares of Masthercell Global (collectively, the “Stockholders Agreement Terms”).

Orgenesis intends to submit to its stockholders for approval the Stockholder Agreement Terms at its 2018 annual general meeting of shareholders.

Contribution, Assignment and Assumption Agreement

Corporate Reorganization

Contemporaneous with the execution of the SPA and the Masthercell Global Stockholders Agreement, Orgenesis and Masthercell Global entered into a Contribution, Assignment and Assumption Agreement pursuant to which Orgenesis contributed to Masthercell Global the Orgenesis’ assets relating to the CDMO Business (as defined below), including the CDMO subsidiaries. In furtherance thereof, Masthercell Global, as Orgenesis’ assignee, acquired all of the issued and outstanding share capital of Atvio Biotech Ltd. (“Atvio”), the Company’s Israel based CDMO partner since May 2016, and 94.2% of the share capital of Curecell Co. Ltd. (“Curecell”), the Company’s Korea based CDMO partner since March 2016. Orgenesis exercised the ”call option” to which it was entitled under the joint venture agreements with each of these entities to purchase from the former shareholders their equity holding. The consideration for the outstanding share equity in each of Atvio and Curecell consisted solely of Orgenesis Common Stock. In respect of the acquisition of Atvio, Orgenesis Inc. will be issuing to the former Atvio shareholders an aggregate of 84,085 shares of Orgenesis Common Stock. In respect of the acquisition of Curecell, Orgenesis Inc. will be issuing to the former Curecell shareholders an aggregate of 195,927 shares of Orgenesis Common Stock subject to a third-party valuation. Together with MaSTherCell S.A., Atvio and Curecell are directly held subsidiaries under Masthercell Global (collectively, the “Masthercell Global Subsidiaries”).

Masthercell Global, through the Masthercell Global Subsidiaries, will be engaged in the business of providing manufacturing and development services to third parties related to cell therapy products, and the creation and development of technology, and optimizations in connection with such manufacturing and development services for third parties (the “CDMO Business”). Under the terms of the Masthercell Global Stockholders’ Agreement, Orgenesis has agreed that so long as it owns equity in Masthercell Global and for two years thereafter it will not engage in the CDMO Business, except through Masthercell Global (but may continue to engage in its other areas of business). In addition, except for certain limited circumstances, each of Orgenesis and GPP-II agreed in the Masthercell Global Stockholders Agreement to not recruit or solicit or hire any officer or employee of Masthercell Global that was or is involved in the CDMO Business.

Orgenesis will, through its direct subsidiaries, continue to engage in its current or future business related to the manufacturing, researching, marketing, developing, selling and commercializing (either alone or jointly with third parties) products that are not directly related to the CDMO Business, including, by way of illustration and not limitation, manufacturing agreements, joint ventures, collaboration, partnership or similar arrangement with a third party.

For its management related services under the Advisory agreement, Great Point will be compensated at an annual base compensation equal to the greater of (i) $250,000 per each 12 month period or (ii) 5% of the EBITDA for such 12 month period, payable in quarterly installments; provided, that these payments will (A) begin to accrue immediately, but shall not be paid in cash to Great Point until such time as Masthercell Global generates EBITDA of at least $2,000,000 for any 12 month period or the sale of or change in control of Masthercell Global, and (B) shall not exceed an aggregate annual amount of $500,000.

Technology Transfer Agreement

Currently, Masthercell Belgium, one of the subsidiaries of Masthercell Global, provides to Orgenesis manufacturing and production services in connection with Orgenesis therapeutic product development. In order to support Orgenesis’ continuing manufacturing and production of its therapeutic products, Orgenesis and Masthercell Global have entered into a Technology Transfer Agreement (the “Tech Transfer Agreement”), pursuant to which Masthercell Global has committed to perform technology transfer and related services to permit Orgenesis to continue manufacturing its products if the existing manufacturing relationship is terminated. These services are to begin upon the earlier to occur of: (i) the date on which Masthercell Global receives written request from Orgenesis that it desires for Masthercell Global to commence such services, (ii) 90 days prior to the expiration of the above referenced manufacturing agreement with Masthercell Belgium and (iii) the date Orgenesis receives written notice from Masthercell Global of a completed or impending change in control of Masthercell Global.

Under the Tech Transfer Agreement, MTH Global undertook to transfer to Orgenesis the process used to manufacture and test each Orgenesis product in process and the then current specification of such product and relevant standard operating procedure documentation, to assist Orgenesis in the manufacture of its products at one or more facilities. In addition, Masthercell Global granted to Orgenesis a non-exclusive, worldwide, royalty free, paid-up and perpetual license to use the Masthercell Global intellectual property to transferred information and know and manufacturing process to manufacture and have manufactured Orgenesis’ therapeutic products. As noted above, prior to any sale of Masthercell Global, GPP-II undertakes to provide that the purchaser in any such sale will cause Masthercell Global to comply with the terms of the Tech Transfer Agreement if prior to such sale the contemplated tech transfer was not effectuated.

The foregoing description of each of the Advisory Agreement, the SPA, the Masthercell Global Stockholders Agreement, the Contribution Agreement and the Tech Transfer Agreement do not purport to be complete and is qualified in its entirety by reference to the Advisory Agreement, the SPA, the Masthercell Global Stockholders Agreement, the Contribution Agreement and the Tech Transfer Agreement, all of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. These agreements have been included as exhibits hereto solely to provide investors and security holders with information regarding their terms. It is not intended to be a source of financial, business or operational information about Orgenesis or Masthercell Global or GPP-II or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in these agreements are made only for purposes thereof and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of such agreements, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Orgenesis, Masthercell Global or GPP-II or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of these agreements, which subsequent information may or may not be fully reflected in public disclosures.

Principal Terms Relating to the Masthercell Global Preferred Stock

The principal terms of the Masthercell Global Preferred Stock are summarized below:

1.      Liquidation preference: Upon any Liquidity Event (which shall be defined as a liquidation, dissolution, winding up, sale or merger event) of Masthercell Global, the holder will have the right to receive prior to and in preference over any payment on any other capital stock, an amount in cash equal to 1.5 multiplied by the price paid by GPP-II plus any dividends declared but unpaid. After the payment of the preference, any remaining assets are to be distributed to the holders of the Masthercell Global Preferred Stock and the holders of the Masthercell Global common equity, on a pro-rata basis.

2.      Conversion. Each share of Masthercell Global Preferred Stock is convertible into one share of Masthercell Global common stock.

3.      Anti-dilution: The Preferred Stock enjoys standard broad based weighted average anti-dilution protection.

4.      Redemption: After the earlier of either (a) the fifth (5th) anniversary or (b) Orgenesis stockholders fail to approve the Stockholders Agreement Terms by December 31, 2019 and the Company receives an acquisition proposal which it does not accept, then upon request of the holders of 50% of the outstanding Masthercell Global Preferred Stock, Masthercell Global is required to redeem the Masthercell Global Preferred Stock at the deemed liquidation preference applicable to either event set forth in (a) or (b) above.

The foregoing summary of the principal terms of the Masthercell Global Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation of Masthercell Global attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The disclosures set forth above in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth above in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

The issuance of shares of Orgenesis Common Stock to each of the Atvio shareholders and Curecell shareholders will be made solely to accredited investors or non-U.S. persons, and thus in reliance on one or more exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), including Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act, and Regulation S promulgated under the Securities Act, and the exemption from qualification under applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Advisory Services Agreement dated as of June 27, 2018 between Masthercell Global Inc. and Great Point Partners LLC

10.2	Stock Purchase Agreement dated as of June 27, 2018 by and among Orgenesis Inc., Masthercell Global Inc. and GPP-II Masthercell, LLC

10.3	Masthercell Global Inc. Stockholders Agreement dated as of June 27, 2018 by and among Masthercell Global Inc., GPP-II Masthercell LLC and Orgenesis Inc.

10.4	Contribution Assignment and Assumption Agreement dated as of June 27, 2018 by and among Masthercell Global Inc. and Orgenesis Inc.

10.5	Technology Transfer Agreement dated as of June 27, 2018 between Orgenesis Inc. and Masthercell Global Inc.

10.6	Amended and Restated Certificate of Incorporation of Masthercell Global Inc. dated as of June 27, 2018 to be filed with the Secretary of State of the State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.
By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary
June 29, 2018